Exhibit 10.10

Loan Agreement Schedule

The material differences in the loan agreements by and among the VIE Shareholders and the WFOEs in connection with our material contractual arrangements are set forth below. A copy of the English translations of the loan agreements (as amended) entered into by and among Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. is filed as Annex A to the Exhibit 10.10.

1.	loan agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”) and Taobao (China) Software Co., Ltd. (the “WFOE”) on January 21, 2009, as amended on October 11, 2010 and March 13, 2013, respectively; the agreement will terminate upon (i) 8 years from the effective date of the loan agreement, as amended, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Zhejiang Taobao Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB65 million, which shall only be used as investment by the VIE Shareholders in the VIE; the VIE Shareholders made representations in the agreement, among other things, they shall not cause the VIE to borrow from a third party or assume any debt, except for an indebtedness no more than RMB50,000, individually or in aggregate in six consecutive months, arising from the ordinary course of business;

2.	loan agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”) and Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) on March 30, 2011; the agreement will terminate upon (i) 30 years from the effective date of the loan agreement, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Zhejiang Tmall Network Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB10 million, which shall only be used as investment by the VIE Shareholders in the VIE; the VIE Shareholders made representations in the agreement, among other things, they shall not cause the VIE to borrow from a third party or assume any debt, except for an indebtedness no more than RMB100,000, individually or in aggregate in six consecutive months, arising from the ordinary course of business;

3.	loan agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”) and Alibaba (China) Technology Co., Ltd. (the “WFOE”) on October 12, 2007; the agreement becomes effective on September 28, 2007 and will terminate upon (i) 20 years from the effective date of the loan agreement, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB10 million, which shall only be used as investment by the VIE Shareholders in the VIE; the VIE Shareholders made representations in the agreement, among other things, they shall not cause the VIE to borrow from a third party or assume any debt, except for an indebtedness no more than RMB100,000, individually or in aggregate in six consecutive months, arising from the ordinary course of business;

4.	loan agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”) and Hangzhou Alimama Technology Co., Ltd. (the “WFOE”) on September 1, 2008; the agreement will terminate upon (i) 30 years from the effective date of the loan agreement, as amended, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Hangzhou Ali Technology Co., Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB1.85 million, which shall only be used as investment by the VIE Shareholders in the VIE; the VIE Shareholders made representations in the agreement, among other things, they shall not cause the VIE to borrow from a third party or assume any debt, except for an indebtedness no more than RMB100,000, individually or in aggregate in six consecutive months, arising from the ordinary course of business;

5.	loan agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”) and Alisoft (Shanghai) Co., Ltd. (the “WFOE”) on August 29, 2012; the agreement will terminate upon (i) 30 years from the effective date of the loan agreement, as amended, (ii) the expiry of the business term of the WFOE, or (iii) the expiry of the business term of Alibaba Cloud Computing Ltd. (the “VIE”), whichever is earlier; the aggregate principal amount under the loan agreement is RMB50 million, which shall only be used as investment by the VIE Shareholders in the VIE; the VIE Shareholders made representations in the agreement, among other things, they shall not cause the VIE to borrow from a third party or assume any debt, except for an indebtedness no more than RMB100,000, individually or in aggregate in six consecutive months, arising from the ordinary course of business.

Annex A-1

JACK MA

SIMON XIE

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

LOAN AGREEMENT

DATED JANUARY 21, 2009

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made in Hangzhou, China on January 21, 2009:

BETWEEN:

(1)	Jack Ma, a citizen of the People’s Republic of China, whose ID Number is 330106640910009;

and

(2)	Simon Xie, a citizen of the People’s Republic of China, whose ID Number is 330325197007164633;

(Jack Ma and Simon Xie, each a “Borrower”, collectively the “Borrowers”)

(3)	Taobao (China) Software Co., Ltd., a wholly foreign-owned enterprise organized under the PRC laws, with its legal address at 2/F, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou (“Lender”)

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	Jack Ma and SUN Tongyu (“Original Borrowers”) entered into a loan agreement (“Original Loan Agreement”) with Taobao (China) Network Technology Co., Ltd. (“Original Lender”) on October 22, 2003 whereby the Original Lender provided to the Original Borrowers loans in an aggregate amount of Renminbi Ten Million (RMB10,000,000.00).

(B)	SUN Tongyu and Simon Xie entered into an equity transfer agreement (“Equity Transfer Agreement”) with respect to Zhejiang Taobao Network Co., Ltd. (“Zhejiang Taobao”) on January 21, 2009 whereby SUN Tongyu will transfer the entirety of his 10% equity interests in Zhejiang Taobao to Simon Xie, and Simon Xie will pay the equity transfer price under the Equity Transfer Agreement by assuming the repayment obligations of SUN Tongyu under the Original Loan Agreement.

(C)	The Lender will repay the loans of Renminbi Ten Million (RMB10,000,000.00) to the Original Lender on behalf of the Original Borrowers on [date], and the Original Borrowers and the Original Lender have entered into a termination agreement with respect to the Original Loan Agreement on January 21, 2009 (“Termination Agreement of Original Loan Agreement”).

(D)	With a view to clarifying the rights and obligations of the Borrowers and the Lender under the loans set forth in the Original Loan Agreement and the foregoing arrangement, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.	For the purposes of this Agreement:

“Effective Date” means the effective date of this Agreement, namely, the effective date of the equity transfer under the Equity Transfer Agreement.

“Loans” means the loan in the amount of Renminbi Nine Million (RMB9,000,000.00) provided to Jack Ma under the Original Loan Agreement, and the loan in the amount of Renminbi One Million (RMB1,000,000.00) provided to SUN Tongyu under the Original Loan Agreement and assumed by Simon Xie under the Equity Transfer Agreement, which, for the purposes of this Agreement, are comprised, specifically, of a loan in the amount of Renminbi Nine Million (RMB9,000,000.00) to Jack Ma and a loan in the amount of Renminbi One Million (RMB1,000,000.00) to Simon Xie.

“Loan Period” has the meaning ascribed to it in Section 4.1 hereof.

“Relevant Amounts” means the outstanding balance of the Loans of the Borrowers hereunder.

“Repayment Notice” has the meaning ascribed to it in Section 4.2 hereof.

“Repayment Request” has the meaning ascribed to it in Section 4.3 hereof.

“PRC” means the People’s Republic of China, excluding, for the purposes hereof, Hong Kong, Macao and Taiwan.

1.2.	In this Agreement, relevant terms shall be construed as follows:

The term “section” shall be construed to mean a section of this Agreement, unless otherwise required by the context;

The term “taxes and charges” shall be construed to include any tax, charge, customs or other impositions of a similar nature (including, without limitation, any fine or interest in connection with the failure or delay in payment of such taxes and charges);

The terms “Borrowers” and “Lender” shall be construed to include their respective successors and assignees.

1.3.	Unless otherwise indicated, a reference to this Agreement or any other agreement or document shall be construed to be a reference to this Agreement or such other agreement or document (as the case may be) as has been (or as may from time to time be) modified, amended, substituted or supplemented.

2.	Extension of Loans

2.1.	Subject to the terms and conditions hereof, the Borrowers respectively acknowledge that, under the Original Loan Agreement , the Original Lender provided to Jack Ma a loan in the amount of Renminbi Nine Million (RMB9,000,000.00), and provided to SUN Tongyu a loan in the amount of Renminbi One Million (RMB1,000,000.00); Simon Xie agrees to assume the loan provided to SUN Tongyu in the amount of Renminbi One Million (RMB1,000,000.00) under the Original Loan Agreement in accordance with the provisions of the Equity Transfer Agreement; the Lender has fully repaid the foregoing loans to the Original Lender on behalf of the Borrowers; Jack Ma, SUN Tongyu and the Original Lender have entered into the Termination Agreement of Original Loan Agreement. Therefore, for the purposes of this Agreement, the Lender provides to Jack Ma a Loan in the amount of Renminbi Nine Million (RMB9,000,000.00), and provides to Simon Xie a Loan in the amount of Renminbi One Million (RMB1,000,000.00).

2.2.	The Borrowers hereby acknowledge the above debts owed to the Lender, and agree to fulfill their respective repayment obligations and their other obligations hereunder in accordance with the terms hereof.

2.3.	The Borrowers agree to enter into an equity pledge agreement with the Lender in form and substance satisfactory to the Lender concurrently with the execution of this Agreement whereby the Borrowers will pledge the entirety of their equity interests in Zhejiang Taobao to the Lender as security for the Loans.

3.	Interest

The Lender confirms that it will charge no interest on the Loans.

4.	Loan Repayment

4.1.	The maximum loan period hereunder shall expire upon the earliest to occur of (i) the expiry of a period of eight (8) years after the Effective Date, (ii) the expiry of the business term of the Lender, and (iii) the expiry of the business term of Zhejiang Taobao (“Loan Period”). Upon expiry of the Loan Period, except where relevant parties have agreed to extend the term of the Loans, the Borrowers shall repay all Relevant Amounts on the expiry date of the Loan Period on a lump-sum basis. In such event, to the extent not contrary to applicable laws and regulations, the Lender shall have the right to acquire, either itself or through a designated third party, the entirety of the Borrowers’ equity interests in Zhejiang Taobao at an equity transfer price equal to the Relevant Amounts.

4.2.	During the Loan Period, the Lender may at any time accelerate the Loans in its absolute and sole discretion and may by thirty (30) days repayment notice (“Repayment Notice”) to either of the Borrowers demand either or both of the Borrowers to repay in part or in full the Relevant Amounts.

If, in accordance with the foregoing paragraph, the Lender demands either Borrower to effect repayment, then to the extent not contrary to applicable laws and regulations, the Lender shall acquire, either itself or through a designated third party, all or part of such Borrower’s equity interests in Zhejiang Taobao at an equity transfer price equal to the Relevant Amounts demanded to be repaid.

4.3.	If and when the Lender has been permitted by law to hold equity interests in Zhejiang Taobao, either Borrower may at any time by thirty (30) days notice make a repayment request (“Repayment Request”) to the Lender proposing to prepay in part or in full the Relevant Amounts.

In such event, to the extent not contrary to applicable laws and regulations, the Lender shall have the right to acquire, either itself or through a designated third party, all or part of the equity interests of such proposing Borrower in Zhejiang Taobao at an equity transfer price equal to the Relevant Amounts proposed to be repaid.

4.4.	If a Borrower has been demanded to repay, or has proposed to repay his Loan, the Borrower shall repay the applicable Relevant Amounts in cash, or in such other form as may be agreed to by the Lender.

4.5.	Concurrently with the repayment by the Borrowers of the Relevant Amounts under the foregoing subsections of this Section 4, the Parties shall complete the equity transfers contemplated hereunder so as to ensure that simultaneously with the repayment of the Relevant Amounts, the Lender or a third party designated by it shall have, in accordance with the foregoing provisions, acquired, lawfully and fully, the relevant equity interests in Zhejiang Taobao free from any pledge or any other form of encumbrance. When any equity interests in Zhejiang Taobao are transferred in accordance with the foregoing provisions, the Borrowers shall fully provide their reasonable cooperation and waive any right of first refusal owned by them.

4.6.	The Borrowers shall be released from the repayment obligations hereunder upon transfer of all of their equity interests in Zhejiang Taobao to the Lender or a third party designated by the Lender and full repayment of the Relevant Amounts, in each case in accordance with the foregoing provisions of this Section 4.

5.	Taxes and Charges

All taxes and charges pertaining to the Loans shall be borne by the Lender.

6.	Confidentiality

6.1.	Irrespective of whether this Agreement has been terminated, the Borrowers shall maintain in confidence (i) the execution, performance and content of this Agreement, and (ii) the business secrets, proprietary information and customer information of the Lender coming into their knowledge or received by them as a result of the entry into and performance of this Agreement (“Confidential Information”). The Borrowers may only use such Confidential Information for the purposes of performing their obligations hereunder. Without written consent of the Lender, the Borrowers shall not disclose any such Confidential Information to any third party; otherwise, the Borrowers shall bear liabilities for breach and indemnify against losses.

6.2.	The following information shall not constitute the Confidential Information:

(a) any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means; or

(b) any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c) any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

6.3.	Upon termination of this Agreement, the Borrowers shall, at the request of the Lender, return, destroy or otherwise deal with all documents, materials or software containing the Confidential Information and shall cease any use thereof.

6.4.	Notwithstanding any other provisions of this Agreement, the validity of this Section 6 shall not be affected by any suspension or termination of this Agreement.

7.	Undertakings and Warranties

7.1.	The Borrowers hereby irrevocably undertake and warrant that without prior written consent of the Lender, the Borrowers will not effect or authorize others (including, without limitation, the directors of Zhejiang Taobao nominated by them) to effect any resolution, instruction, approval or order in any manner, causing Zhejiang Taobao to carry out any transaction which will have, or is likely to have, a material effect on the assets, rights, obligations or business of Zhejiang Taobao (including its branches and/or subsidiaries) (“Restricted Transaction”), including, without limitation,:

(i)	any borrowing from a third party or any incurring of any debt, other than debts in an amount of no more than RMB50,000 arising in the ordinary course of business, either in a single instance, or cumulatively over a period of 6 consecutive months;

(ii)	provision of security to a third party in connection with its own debt or provision of any security for a third party;

(iii)	transfer of any business, material asset or actual or potential business opportunity to a third party;

(iv)	transfer or licensing to a third party of any domain name, trademark or other intellectual properties rightfully possessed by Zhejiang Taobao;

(v)	transfer to a third party of all or part of the Borrowers’ equity interests in Zhejiang Taobao;

(vi)	any other material transaction;

nor shall Zhejiang Taobao be caused to enter into any agreement, contract, memorandum or other forms of transaction documents (“Restricted Document”) in connection with the Restricted Transactions or suffer, through any form of omission, the carrying out of any Restricted Transaction or the entry into of any Restricted Documents.

7.2.	The Borrowers will cause the directors and officers of Zhejiang Taobao to strictly comply with the provisions of this Agreement during their exercise of their duties as director or officer of Zhejiang Taobao and not to do or omit to do, in any manner whatsoever, anything contrary to any of the foregoing undertakings.

8.	Notice

8.1.	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

8.2.	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

9.	Liability for Default

9.1.	The Borrowers undertake to indemnify the Lender against any actions, fees, claims, costs, damages, demands, expenses, liabilities, losses or proceedings as may be suffered or incurred by the Lender as a result of the Borrowers’ breach of any of their obligations hereunder.

9.2.	Notwithstanding any other provisions hereof, the validity of this Section shall not be affected by any suspension or termination of this Agreement.

10.	Miscellaneous

10.1.	This Agreement is made in Chinese in three (3) originals, with each Party holding one (1) copy.

10.2.	This Agreement shall be concluded on the date when it is properly signed by the Parties, and shall take effect on the date when the equity transfer under the Equity Transfer Agreement becomes effective. The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by PRC laws.

10.3.	Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought before the competent people’s court of Hangzhou City for adjudication.

10.4.	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

10.5.	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

10.6.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

10.7.	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

10.8.	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

10.9.	Without prior written consent of the Lender, the Borrowers may not assign any of their rights and/or obligations hereunder to any third party. The Lender shall have the right to assign, upon notice to the other Parties, any of its rights hereunder to any third party designated by it.

10.10.	This Agreement shall be binding upon the legal assignees or successors of the Parties.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed at the place and as of the date first above written.

Jack Ma
Signature by: /s/ Jack Ma

Simon Xie
Signature by: /s/ Simon Xie

Taobao (China) Software Co., Ltd.
(Company Chop)

Annex A-2

JACK MA

SIMON XIE

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

SUPPLEMENTARY AGREEMENT TO LOAN AGREEMENT

DATED OCTOBER 11, 2010

SUPPLEMENTARY AGREEMENT TO LOAN AGREEMENT

THIS SUPPLEMENTARY AGREEMENT TO LOAN AGREEMENT (this “Agreement”) is made on October 11, 2010:

BETWEEN:

(1)	Jack Ma, a citizen of the People’s Republic of China, whose ID Number is 330106640910009;

and

(2)	Simon Xie, a citizen of the People’s Republic of China, whose ID Number is 330325197007164633;

(Jack Ma and Simon Xie, each a “Borrower”, collectively the “Borrowers”)

(3)	Taobao (China) Software Co., Ltd., a wholly foreign-owned enterprise organized under the PRC laws, with its legal address at Jingfeng Village, Wuchang Sub-district, Yuhang District, Hangzhou (“Lender”)

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. entered into a loan agreement on January 21, 2009 (“Original Loan Agreement”) whereby the Lender provided to the Borrowers loans in an aggregate amount of Renminbi Ten Million (RMB10,000,000.00) for their investment in Zhejiang Taobao Network Co., Ltd. (“Domestic Company”).

(B)	With respect to the above loans, the Borrowers, the Lender and the Domestic Company entered into the Equity Pledge Agreement, Shareholders’ Voting Rights Proxy Agreement and Exclusive Call Option Agreement on January 21, 2009 (“Equity Agreements”).

(C)	Jack Ma and Simon Xie intend to further obtain loans in an aggregate amount of Renminbi Forty Million (RMB40,000,000.00) from the Lender in accordance with the terms and conditions hereof to increase their investment in the Domestic Company, and agree that the additional loans shall be bound by the Equity Agreements and that the relevant matters shall be handled in accordance with the Equity Agreements.

With a view to clarifying the rights and obligations of the Borrowers and the Lender under the foregoing loan arrangement, on the basis of the Original Loan Agreement, the Parties hereby further agree as follows:

1.	Period and Amount of Loans

1.1.	The loan period under this Agreement shall commence from October 15, 2010.

1.2.	The loans under this Agreement are provided by the Lender to the Borrowers in an aggregate principal amount of Renminbi Forty Million (RMB40,000,000.00), comprised, specifically, of a loan in the amount of Renminbi Thirty-Six Million (RMB36,000,000.00) to Jack Ma and a loan in the amount of Renminbi Four Million (RMB4,000,000.00) to Simon Xie.

2.	Loan Arrangement and Usage

2.1.	Subject to the terms and conditions hereof, the Lender agrees to provide to the Borrowers the loans in an aggregate principal amount of Renminbi Forty Million (RMB40,000,000.00). Specifically:

The Lender provides to Jack Ma a loan in the amount of Renminbi Thirty-Six Million (RMB36,000,000.00);

The Lender provides to Simon Xie a loan in the amount of Renminbi Four Million (RMB4,000,000.00).

2.2.	The Borrowers may only apply the loans hereunder towards further investment in the Domestic Company. The registered capital of the Domestic Company will be increased to Renminbi Fifty Million (RMB50,000,000.00), Renminbi Forty-Five Million (RMB45,000,000.00) and Renminbi Five Million (RMB5,000,000.00) of which shall be contributed by Jack Ma and Simon Xie, respectively. Without prior written consent of the Lender, the Borrowers shall not apply any loan for any other purpose.

3.	Miscellaneous

3.1.	This Agreement effectively supplements the Original Loan Agreement. Any matter not covered herein shall be subject to the Original Loan Agreement.

3.2.	This Agreement is made in Chinese in three (3) originals, with each Party holding one (1) copy.

[EXECUTION PAGE FOLLOWS]

[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have caused this Loan Agreement to be executed as of the date first above written.

Jack Ma
Signature by: /s/ Jack Ma

Simon Xie
Signature by: /s/ Simon Xie

Taobao (China) Software Co., Ltd.
(Company Chop)

Signature by:
Name:
Title:

Annex A-3

JACK MA

SIMON XIE

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

SUPPLEMENTARY AGREEMENT II TO LOAN AGREEMENT

DATED MARCH 13, 2013

SUPPLEMENTARY AGREEMENT II TO LOAN AGREEMENT

THIS SUPPLEMENTARY AGREEMENT II TO LOAN AGREEMENT (this “Supplementary Agreement”) is made on March 13, 2013:

BETWEEN:

(1)	Jack Ma, a citizen of the People’s Republic of China, whose ID Number is 330106640910009;

and

(2)	Simon Xie, a citizen of the People’s Republic of China, whose ID Number is 330325197007164633;

(Jack Ma and Simon Xie, each a “Borrower”, collectively the “Borrowers”)

(3)	Taobao (China) Software Co., Ltd., a wholly foreign-owned enterprise organized under the PRC laws, with its legal address at Jingfeng Village, Wuchang Sub-district, Yuhang District, Hangzhou (“Lender”)

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	Jack Ma, Simon Xie and Taobao (China) Software Co., Ltd. entered into a Loan Agreement on January 21, 2009, and entered into a Supplementary Agreement to Loan Agreement on October 11, 2010 (together with the Loan Agreement, “Original Agreements), whereby the Lender provided to the Borrowers loans in an aggregate amount of Renminbi Fifty Million (RMB50,000,000.00) for their investment in Zhejiang Taobao Network Co., Ltd. (“Domestic Company”).

(B)	The Borrowers, the Lender and the Domestic Company entered into the Equity Pledge Agreement, Shareholders’ Voting Rights Proxy Agreement and Exclusive Call Option Agreement on January 21, 2009 (“Equity Agreements”).

(C)	Jack Ma and Simon Xie intend to further obtain loans in an aggregate amount of Renminbi Fifteen Million (RMB15,000,000.00) from the Lender in accordance with the terms and conditions hereof (“Loans”) to increase their investment in the Domestic Company, and agree that the additional Loans shall be bound by the Equity Agreements and that the relevant matters shall be handled in accordance with the Equity Agreements.

With a view to clarifying the rights and obligations of the Borrowers and the Lender under the foregoing loan arrangement, on the basis of the Original Agreements, the Parties hereby further agree as follows:

1.	Period and Amount of Loans

1.1.	The loan period under this Supplementary Agreement shall commence from March 13, 2013 (“Commencement Date”). The Borrowers have received in full the Loans under this Supplementary Agreement on the Commencement Date.

1.2.	The Lender provides to the Borrowers Loans in an aggregate principal amount of Renminbi Fifteen Million (RMB15,000,000.00) under this Supplementary Agreement, comprised, specifically, of a Loan in the amount of Renminbi Thirteen Million and Five Hundred Thousand (RMB13,500,000.00) to Jack Ma and a Loan in the amount of Renminbi One Million and Five Hundred Thousand (RMB1,500,000.00) to Simon Xie.

2.	Loan Usage

2.1.	The Borrowers may only apply the Loans hereunder towards further investment in the Domestic Company. The registered capital of the Domestic Company will be increased to Renminbi Sixty-Five Million (RMB65,000,000.00), Renminbi Fifty-Eight Million and Five Hundred Thousand (RMB58,500,000.00) and Renminbi Six Million and Five Hundred Thousand (RMB6,500,000.00) of which shall be contributed by Jack Ma and Simon Xie, respectively. Without prior written consent of the Lender, the Borrowers shall not apply any Loan for any other purpose.

3.	Miscellaneous

3.1.	This Supplementary Agreement effectively supplements the Original Agreements. Any matter not covered herein shall be subject to the Original Agreements.

3.2.	This Supplementary Agreement is made in Chinese in six (6) originals, with each Party holding two (2) copies.

[EXECUTION PAGE FOLLOWS]

[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have caused this Supplementary Agreement to be executed as of the date first above written.

Jack Ma
Signature by: /s/ Jack Ma

Simon Xie
Signature by: /s/ Simon Xie

Taobao (China) Software Co., Ltd.
(Company Chop)